As filed with the Securities and Exchange Commission on June 17, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0016691
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

101 Innovation Drive

San Jose, California 95134

(408) 544-7000

(Address of principal executive offices)(Zip code)

2005 Equity Incentive Plan

1987 Employee Stock Purchase Plan

(Full title of the plans)

JOHN P. DAANE

President and Chief

Executive Officer

Altera Corporation

101 Innovation Drive

San Jose, California 95134

(Name and address of agent for service)

(408) 544-7000

(Telephone number, including area code, of agent for service)

Copies to:

KATHERINE E. SCHUELKE, ESQ. Vice President, General Counsel and Secretary ALTERA CORPORATION 101 Innovation Drive San Jose, California 95134 (408) 544-7000	ROBERT TOWNSEND, ESQ. JACLYN LIU, ESQ. MORRISON & FOERSTER LLP 425 Market Street San Francisco, California 94105 (415) 268-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share, issuable pursuant to:
2005 Equity Incentive Plan	25,990,951	(4)	$21.59	$561,144,632	$39,061.05	(5)(6)
1987 Employee Stock Purchase Plan	1,000,000		$21.59	$21,590,000	$2,541.14

Total	26,990,951		$21.59	$582,734,632	$41,602.19

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under the 2005 Equity Incentive Plan (the “2005 Plan”) and 1987 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee.
(3)	Computed in accordance with Rule 457(h) and Rule 457(c) of the Securities Act of 1933. Such computation is based on the average of the high and low price of the Registrant’s common stock as reported on The Nasdaq National Market on June 13, 2005.
(4)	Includes (X) 3,000,000 shares of common stock authorized for issuance under the 2005 Plan, (Y) 10,619,500 shares of common stock authorized but not yet issued under the 1996 Stock Option Plan (the “1996 Plan”) and the 1998 Director Stock Option Plan (the “Director Plan”) (collectively, the “Prior Plans”), and (Z) 12,371,451 shares of common stock issuable upon exercise of options returned to the pool of shares of common stock available for grant and issuance under the 2005 Plan pursuant to options issued under the Prior Plans that were outstanding on May 10, 2005, the effective date of the 2005 Plan, and that are later cancelled, forfeited, settled in cash or that expire by their terms.
(5)	The registration fee relates only to (A) the additional 3,000,000 shares of common stock issuable under the 2005 Plan, and (B) 12,371,451 shares of common stock issuable upon exercise of options returned to the pool of shares of common stock available for grant and issuance under the 2005 Plan pursuant to options issued under the Prior Plans that were outstanding on May 10, 2005, the effective date of the 2005 Plan, and that are later cancelled, forfeited, settled in cash or that expire by their terms. The registration fees with respect to the remainder of the 10,619,500 shares of common stock to be registered hereunder have been previously paid in connection with the filing of the Prior Registration Statements, as discussed in footnote 6 below.
(6)	The Registrant has previously filed with the Securities and Exchange Commission and paid the applicable registration fees with respect to the following Registration Statements on Form S-8: (A) Registration Statement (File No. 333-115658) with respect to 12,000,000 shares of common stock issuable under the 1996 Plan; (B) Registration Statement (File No. 333-105296) with respect to 6,000,000 shares of common stock issuable under the 1996 Plan; (C) Registration Statement (File No. 333-87382) with respect to 9,000,000 shares of common stock issuable under the 1996 Plan; (D) Registration Statement (File No. 333-61682) with respect to 15,000,000 shares of common stock issuable under the 1996 Plan; (E) Registration Statement (File No. 333-41688) with respect to 6,500,000 shares of common stock issuable under the 1996 Plan; (F) Registration Statement (File No. 333-81787) with respect to 2,500,000 shares of common stock issuable under the 1996 Plan; (G) Registration Statement (File No. 333-32555) with respect to 1,300,000 shares of common stock issuable under the 1996 Plan; (H) Registration Statement (File No. 333-62917) with respect to 1,200,000 shares of common stock issuable under the 1996 Plan; and (I) Registration Statement (File No. 333-62917) with respect to 170,000 shares of common stock issuable under the Director Plan (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Registration Statement on Form S-8, this Registration Statement will also act as a post-effective amendment to the Prior Registration Statements by carrying forward those previously registered shares of common stock onto this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities and Exchange Commission (the “Commission”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, all of which were previously filed by the Registrant (File No. 0-16617) with the Commission pursuant to the Securities Exchange Act of 1934 (“Exchange Act”), are hereby incorporated by reference:

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 11, 2005.

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 10, 2005.

(3) The Registrant’s Current Report on Form 8-K filed with the Commission on January 5, 2005.

(4) The Registrant’s Current Report on Form 8-K filed with the Commission on January 24, 2005.

(5) The Registrant’s Current Report on Form 8-K filed with the Commission on February 10, 2005.

(6) The Registrant’s Current Report on Form 8-K filed with the Commission on April 25, 2005.

(7) The Registrant’s Current Report on Form 8-K filed with the Commission on April 26, 2005.

(8) The Registrant’s Current Report on Form 8-K filed with the Commission on May 31, 2005.

(9) The description of the Registrant’s Common Stock as set forth in the Registration Statement on Form 8-A filed with the Commission on March 18, 1988, including any amendments or reports filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Registrant maintains a policy of directors’ and officers’ liability insurance that insures its directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

The Registrant’s policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections.

The above discussion is not intended to be exhaustive and is qualified in its entirety by applicable Delaware statutes and the Registrant’s Certificate of Incorporation, Bylaws and documents referred to above.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The following exhibits are attached to this Registration Statement:

Exhibit No.	Description
4.1	Specimen copy of certificate for shares of common stock of the Registrant (1)
4.2	2005 Equity Incentive Plan (2)
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page hereto)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998 (Commission File No. 0-16617).
(2)	Incorporated by reference to Appendix A of the Registrant’s Proxy Statement for the 2005 Annual Stockholders’ Meeting on May 10, 2005 filed with the Commission on April 7, 2005 (Commission File No. 0-16617).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) or the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 17, 2005.

ALTERA CORPORATION

By:	/s/ Nathan M. Sarkisian
Nathan M. Sarkisian, Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Daane and Nathan M. Sarkisian, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ John P. Daane John P. Daane	Chairman of the Board of Directors, President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2005

/s/ Nathan M. Sarkisian Nathan M. Sarkisian	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 17, 2005

/s/ Charles M. Clough Charles M. Clough	Director	June 17, 2005

/s/ Robert J. Finocchio, Jr. Robert J. Finocchio, Jr.	Director	June 17, 2005

/s/ Kevin McGarity Kevin McGarity	Director	June 17, 2005

/s/ Paul Newhagen Paul Newhagen	Director	June 17, 2005

/s/ Robert W. Reed Robert W. Reed	Vice Chairman of the Board of Directors and Lead Independent Director	June 17, 2005

/s/ William E. Terry William E. Terry	Director	June 17, 2005

Susan Wang	Director	June , 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen copy of certificate for shares of common stock of the Registrant (1)
4.2	2005 Equity Incentive Plan (2)
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998 (Commission File No. 0-16617).
(2)	Incorporated by reference to Appendix A of the Registrant’s Proxy Statement for the 2005 Annual Stockholders’ Meeting on May 10, 2005 filed with the Commission on April 7, 2005 (Commission File No. 0-16617).